UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

CARREKER CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-24201	75-1622836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Valley View Lane

Dallas, Texas 75244

(Address of principal executive offices)

(972) 458-1981

(Registrant’s telephone number, including area code)

Item 5.                                                         Other Events and Regulation FD Disclosures

Carreker Corporation announced today that Michael D. Hansen has voluntarily resigned from Carreker Corporation’s Board of Directors effective immediately in order to reduce management representation on the Board in accordance with corporate governance best practices.  Mr. Hansen will continue as President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARREKER CORPORATION
(Registrant)

Date:	June 15, 2004	By:	/s/ Lisa K. Peterson
Executive Vice President and Chief
Financial Officer